                                                              Exhibit 10.28.4

                                                             REDACTED VERSION


     *** Confidential treatment has been requested as to certain portions of this agreement. Such omitted confidential information has been designated by an asterisk and has been filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended, and the Commission's rules and regulations promulgated under the Freedom of Information Act, pursuant to a request for confidential treatment.***


                               [GRIFOLS LETTERHEAD]


Attention:              Fax Number:              Date:
Mr. Barry Plost         (310) 772-7770           November 7, 2000


Cc:
Victor Grifols, Javier Jorba


From:
Ramon Riera             Subject: Your fax of November 6, 2000


Dear Barry:

I acknowledge receipt with thanks of your fax of November 06 in which you state your final offer for *** liters of plasma for calendar year 2001 at USDL. ***/liter.

In this regard, I confirm that we have decided to accept your quotation although it involves an important increase in costs and furthermore the current exchange rate between USDL. and euro entails an unfavourable situation. Nevertheless, we appreciate your efforts and understand that your final proposal is reasonable under the current circumstances and, therefore, acceptable.

On the other hand, we assume that further discussions concerning additional quantities of plasma are postponed.

Finally, we would like to thank you for your continued willingness and collaboration.

Best regards,
GRUPO GRIFOLS, S.A.


/s/ Ramon Riera
---------------------------
Vice-President
Sales & Marketing


-----------------------------------
*** Confidential information omitted and filed separately with the Securities and Exchange Commission.